EXHIBIT 11.0


                               STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



                                                       Three months ended
                                                             March 31,
                                                       ------------------
                                                       1997        1996
                                                      -------    --------
                                                     (In thousands, except
                                                       per share amount)


Net Income                                           $4,123       $3,123
                                                      -----        -----

Weighted average common shares outstanding            8,266        8,584

Common stock equivalents due to dilutive
      effect of stock option                            570          334
                                                    -------       ------

Total weighted average common shares and
      equivalents outstanding                         8,836        8,918
                                                     ======       ======

Earnings per common and common
      share equivalents                             $  0.47      $  0.35
                                                      =====        =====

Total weighted average common shares and
      equivalents outstanding                         8,836        8,918

Additional  dilutive  shares using  ending
period  market value versus  average
market value for the period when utilizing
the treasury stock method regarding stock
options                                                 67           60
                                                    ------       ------

Total shares for fully dilutive earnings
per share                                            8,903        8,978
                                                    ======       ======

Fully diluted earnings per common and
      common share equivalents                    $   0.46     $   0.35
                                                    ======       ======


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